EXHIBIT 10.3



                       REVOLVING CREDIT PROGRAM AGREEMENT

[Portions of this Exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. A copy of this Exhibit with the portions intact has been filed separately with the Securities and Exchange Commission]

     This Program Agreement ("Agreement") is made as of the 17th day of May, 1999, by and between GREEN TREE FINANCIAL CORPORATION, a Delaware corporation, its successors and assigns ("Green Tree"), with its executive offices at 1100 Landmark Towers, 345 Saint Peter Street, St. Paul, Minnesota 55102, and SELECT COMFORT CORPORATION, a Minnesota corporation and its subsidiaries ("Select Comfort"), with its executive offices at 6105 Trenton Lane North, Minneapolis, Minnesota 55442.

     WHEREAS, Select Comfort conducts business through its retail locations and direct marketing and desires to have Green Tree provide revolving credit financing to its qualified customers, and

     WHEREAS, Green Tree is willing to provide revolving credit financing (including the issuance of Credit Cards) to qualified Select Comfort customers as set forth herein during the term of this Agreement,

     NOW THEREFORE, in consideration of the terms and conditions stated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Green Tree and Select Comfort agree as follows:

SECTION 1.  DEFINITIONS

     The  following  words shall have the  following  meanings when used in this
Agreement:

     "Account" means all of the accounts, receivables and contract rights created between an Accountholder and Green Tree pursuant to the Program.

     "Accountholder" means any person to whom Green Tree has extended credit under the Program.

     "Authorization" means permission from Green Tree to make a sale of services, products, or goods to a cardholder pursuant to the Credit Agreement that is charged to an Account.

     "Chargeback" means the refusal of Green Tree to pay Select Comfort for a Sales Slip or the return to Select Comfort and reimbursement to Green Tree of a Sales Slip for which Select Comfort was previously paid.

     "Consumer Direct Program" means Purchases made by Accountholders through Select Comfort's direct marketing activities.



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     "Credit  Agreement" means the open-end  revolving credit agreement  between
Green Tree and each Accountholder, together with any modifications or amendments which may be made to such agreement.

     "Credit Card" means a plastic card issued and owned by Green Tree under the Program that may be used exclusively for the purchase of Products from Select Comfort.

     "Default" means any Event of Default or the occurrence of any event which would be an Event of Default with the giving of notice or lapse of any applicable grace period.

     "Event of Default" has the meaning given in Section 7.01.

     "Loss Rate" means the total annual dollar amount of charged-off Accounts, net of recoveries, divided by the average annual amount of outstandings.

     "Presentment Warranty" means each of the warranties set forth in this Agreement made by Select Comfort each time a Purchase is presented to Green Tree for approval and settlement.

     "Products" means all products and services which may be purchased by an Accountholder from Select Comfort including sales or use tax, transportation and other miscellaneous charges.

     "Program" means the program, including both the Consumer Direct Program and the Retail Program established by Green Tree on the terms and conditions outlined in this Agreement pursuant to which Green Tree will offer to qualified Select Comfort customers the revolving credit facility described in Section 2.02 hereof. The term includes the extension of credit by Green Tree, billings, collections, accounting between Green Tree and Select Comfort, and all aspects of the customized revolving credit plan contemplated herein.

     "Program Documents" has the meaning given in Section 3.01.

     "Purchase" means a purchase of Products from Select Comfort for which Green Tree has extended credit to an Accountholder.

     "Retail Program" means Purchases made by Accountholders through retail stores and road show events.

     "Sales Slip" means information regarding a sale including Accountholder name, Account number, Authorization, amount of sale, description of Products sold, and other similar information created at the time of sale to document such sales transaction either in printed or electronic format.

     "Vision 21 System" means Green Tree's data and application processing system.



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

SECTION 2.  ESTABLISHMENT OF PROGRAM

     SECTION 2.01 COMMENCEMENT OF PROGRAM. The Program shall commence at such date and time as is mutually agreed to by Green Tree and Select Comfort.

     SECTION 2.02 REVOLVING CREDIT FACILITY. Under the Program, Green Tree agrees to offer qualified Select Comfort customers an unsecured revolving line of credit that will include (i) a Credit Card that may be used exclusively for Purchases, and (ii) a cash advance feature that will enable Accountholders to obtain cash advances from Green Tree by requesting a specific cash advance utilizing personalized convenience checks furnished by Green Tree.

     SECTION 2.03 CREDIT TERMS. (i) Green Tree shall establish all of the terms and conditions of the Credit Agreement and the terms and conditions under which credit is extended to Accountholders, including without limitation the interest rate and fees and charges applicable to Purchases. Green Tree shall establish a variable rate of interest which will yield an interest rate for Purchases of Prime plus 14.15%. (Prime will be the Prime Rate as listed on the last business day of the month in the Wall Street Journal.) Green Tree may from time to time in its sole discretion modify such terms and conditions of the Credit Agreement to the extent it deems necessary. (ii) Green Tree agrees to offer special credit promotions on Purchases in accordance with the terms and conditions as may be mutually agreed to by the parties. (iii) Green Tree's financing of the Purchases is amortized over the life of the Account with a payment factor of 3.0% of the high balance after the most recent purchase or $15.00, whichever is greater. Convenience checks will be added to the balance and amortized over the life of the Account.

     SECTION 2.04 SELECT COMFORT TO HONOR CREDIT CARD. Select Comfort hereby agrees to participate in the Program and to honor the Credit Card for Purchases. Select Comfort shall honor the Credit Card only in accordance with the procedures outlined in Section 4 hereof, as the same may be amended from time to time in accordance with the terms of Section 4.01.

     SECTION 2.05 GREEN TREE TO EXTEND CREDIT. Subject to (i) the terms of this Agreement, (ii) the credit limits applicable to each Account, and (iii) the terms and conditions in the Credit Agreement, Green Tree shall extend credit to Accountholders in accordance with Section 4.

     SECTION 2.06 CONFIDENTIAL INFORMATION. In connection with the performance of this Agreement, Green Tree and Select Comfort may disclose to the other, in writing or orally, information concerning its business, marketing techniques and methods of operation including financial statements, if any are provided (the "Confidential Information"). Each shall treat the Confidential Information of the other as confidential and shall not disclose the same to any other person, or use the same except in connection with the performance of this Agreement. Green Tree and Select Comfort each agrees that it will limit access to the Confidential Information of the other to those of its employees, agents or subcontractors who reasonably require the same to carry out the purposes of this Agreement. The obligations set out in this Section shall not apply to any Confidential Information that the recipient can establish by documentary evidence that: (a) was known to the recipient at the time it was disclosed to the recipient; (b) was in the public domain at the time it was disclosed to the recipient; or (c) had entered into the public domain subsequent to disclosure to the recipient through no unlawful act of the recipient. Green Tree and Select Comfort acknowledge that the Confidential Information of the other constitutes a unique and valuable asset of the other, and that any disclosure or use of the Confidential Information except as specifically authorized herein would be wrongful and would cause


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

irreparable harm, and that it would be difficult to compensate fully with damages for a violation of this Section. Accordingly, each agrees that the other shall be entitled to temporary and permanent injunctive relief to enforce this Section; this provision shall not however be deemed to diminish or supplant the right of Green Tree and Select Comfort to claim and recover money damages for any breach hereof in addition to obtaining equitable relief therefor.

     SECTION 2.07. SELECT COMFORT'S CUSTOMER LIST AND PROGRAM ACTIVITY. The names of Select Comfort customers who make application to become Accountholders and credit and other information relating to them does not constitute "Confidential Information." Information relating to Program activity does not constitute "Confidential Information."

     SECTION 2.08. SELECT COMFORT COMMITMENT. Select Comfort agrees to give Green Tree the right of first refusal of all private label financed business. Select Comfort guarantees to Green Tree a minimum of $xxxxxxxxxx in net Purchases shall be generated each year under the Program. If a minimum of $xxxxxxxxxx in net Purchases is not generated in any year under the Program, Green Tree may, as its sole remedy for failure to reach such minimum: (i) propose an adjustment to the discount fees and participation fees in Section 2.09, and, (ii) if such proposed adjustment is not accepted by Select Comfort, terminate the Program with 150 days written notice.

Notwithstanding other provisions within this Agreement, following the thirty sixth month of the Program, Select Comfort may terminate this Agreement with a minimum of 150 days notice, at any time following the month in which net
Purchases under this Agreement first exceed $xxxxxxxxxx in a consecutive 12 month period. Net Purchases shall mean Purchases less amounts refunded for Chargebacks, returned merchandise and other credits to Accounts.

[Portions of this section have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. A copy of this Exhibit with the portions intact has been filed separately with the Securities and Exchange Commission]

     SECTION 2.09. FEES, DISCOUNTS AND CHARGES - Fees, discounts and charges are identified in Exhibit A.

     SECTION 2.10 MARKETING FUND. Green Tree will form a jointly managed marketing fund ("Fund"). The Fund will be jointly managed by Green Tree and Select Comfort to be utilized for promotion of the Program. Green Tree will allocate $xxxxxxxxxx to the Fund as of the commencement of the Program. Green Tree will allocate xxxxxxxxxx to the Fund in each subsequent Program month if the Program generates a minimum of $xxxxxxxxxx in annual net Purchases during the previous twelve months. If the Program generates net Purchases that are less than $xxxxxxxxxx, the Fund will be reduced at Green Tree's discretion. Select Comfort will match the Green Tree allocation to the Fund as of the commencement of the Program and on each subsequent Program anniversary. Upon termination of the Program, any allocation remaining in the Fund will be allocated proportionately to the contributing party. Expenditures from the Fund shall be as mutually agreed to by both Green Tree and Select Comfort. The Fund will not require cash payments until such time as expenditures are required. Green Tree will maintain a record of net allocations made to the Fund.



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

Notwithstanding provisions to the contrary, Select Comfort will have full discretion of the uses of xx% of the Fund the first year subject to (ii) below. Select Comfort shall have full discretion of the uses of xx% of the fund for each year thereafter as long as: (i) Select Comfort's volume requirement in
Section 2.08 was met in the first 12 months of the Program and volume increases by xx% each year thereafter, and (ii) cost incurred are designed to encourage and can be directly related to Purchases under the Program. It is anticipated that the following activities are examples of costs which would be funded under this Agreement; (a) pro rata share of the cost (based on proportionate amount of print space relating to the financing offer, applications, etc.) of printing and mailing brochures which reference financing offered under this Agreement, (b) cost associated with preapproved credit offers, (c) employee contests relating to credit offers, or (d) retail signage.

[Portions of this section have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. A copy of this Exhibit with the portions intact has been filed separately with the Securities and Exchange Commission]

SECTION 3.  ADMINISTRATION OF PROGRAM

     SECTION 3.01 PREPARATION OF DOCUMENTS. Green Tree and Select Comfort shall cooperate and assist each other in the preparation of all documents to be used in connection with the Program. Green Tree shall provide Select Comfort with the form and content of credit applications, Credit Agreements, Credit Cards, and other forms used in connection with the Program and using the name Green Tree or any of its subsidiaries or affiliated companies (hereinafter referred to as "Program Documents"), as well as all necessary instructions to complete such forms in compliance with all applicable laws. All Program Documents shall clearly disclose that Green Tree is the creditor. Select Comfort shall not use any Program Document unless Green Tree has expressly approved its form and content. Select Comfort shall not refer to Green Tree, except in approved Program Documents.

     SECTION 3.02 CREDIT DECISIONS. Green Tree, in its sole discretion, shall determine the creditworthiness of individual applicants under the Program and the range of credit limits to be made available to individual Accountholders. Green Tree may suspend or terminate the credit privileges of any Accountholder at any time.

     At any time during the term of this Agreement, Select Comfort may request that Green Tree modify the Program to allow additional approval options. Within 30 days of this request, Green Tree shall provide pricing and conditions for such modifications. Terms and discounts will be mutually agreed to prior to modifications and implemented within 15 days of such agreement . The mutually agreed upon changes will be reduced to written agreements which shall be signed by Select Comfort and Green Tree.

     SECTION 3.03 OWNERSHIP OF ACCOUNTS. Green Tree shall be the sole and exclusive owner of all Accounts, Credit Cards, Credit Agreements, Accountholder data (including Accountholder lists), Sales Slips, credit slips and receipts or evidences of payment or Purchases by Accountholders and other Program Documents, and shall be entitled to receive all payments made by Accountholders on Accounts, and Select Comfort acknowledges and agrees that it has no right, title or interest in the Accounts, Credit Cards, Credit Agreements, Accountholder data, Sales Slips, credit slips, receipts or evidence of payments or Purchases by Accountholders and


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

other Program Documents and has no right to any payments made by Accountholder on Accounts. Green Tree shall be identified to Accountholders as the creditor for all purposes.

Notwithstanding the foregoing, Green Tree agrees that to the extent permitted by applicable law, during the term of this Agreement, Select Comfort may utilize the Accountholder List at no charge for promotion of this Program and its goods and services. Nothing in this Section 3.03 shall preclude Select Comfort's use of any list of its customers maintained by it provided, that no information on such list was obtained solely through the operation of the Program.

     SECTION 3.04 PERIODIC STATEMENTS. Green Tree shall be responsible for mailing periodic statements to Accountholders and collecting all amounts due on the Accounts. Select Comfort shall not have any responsibilities regarding billing or collections on Accounts and, except as otherwise provided herein, shall not be responsible for uncollectible Accounts. Select Comfort authorizes and empowers Green Tree to sign and endorse Select Comfort's name on all checks, drafts, money orders, or other forms of payment with regard to the Accounts.

     SECTION 3.05 ENHANCEMENTS. Green Tree and its affiliates may from time to time make other products and services available to Accountholders that enhance the features of the Program or the Accounts, including without limitation, credit insurance and a credit card protection plan. Legal services and auto clubs may be offered with Select Comforts reasonable approval. With respect to credit insurance, Select Comfort may offer credit insurance as a customer option in connection with each Account. Optional credit insurance enrollment forms will be provided by Green Tree.

     SECTION 3.06 PROMOTIONS. Select Comfort and Green Tree may from time to time, upon mutual agreement, develop marketing programs pursuant to which Green Tree will offer revolving lines of credit to Select Comfort customers. The mutually agreed upon marketing programs will be reduced to written agreements which shall be signed by Select Comfort and Green Tree.

     SECTION 3.07 MARKETING. Select Comfort may not, in any advertisement or promotion of its products or services, advertise the availability of financing through Green Tree without the prior written approval of Green Tree.

SECTION 4.  OPERATING PROCEDURES

     SECTION 4.01 GENERAL. Green Tree and Select Comfort shall follow the operating procedures outlined in this Section 4 for Accounts booked under the Program. Green Tree may amend or supplement such operating procedures from time to time in its sole discretion to the extent it deems necessary or desirable to comply with applicable law.

     SECTION 4.02 SOLICITATION OF ACCOUNTS. The following procedures shall be followed for the solicitation of Accounts and the processing of credit applications:

     (a) In connection with the sale of Products, Select Comfort may take credit applications on behalf of Green Tree using the credit application and disclosure forms provided or approved by Green Tree.



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     (b)  Select  Comfort  shall  forward  promptly  to  Green  Tree,  by  mail, telephone, facsimile transmission, or electronically via the Vision 21 System, completed credit applications.

     (c) All credit applications will be reviewed by Green Tree for approval and establishment of the applicable credit limit. Green Tree will communicate credit approvals and denials to both the customer and Select Comfort.

     SECTION  4.03  NEW  ACCOUNT   FULFILLMENT.   Green  Tree  shall  be  solely
responsible for Account fulfillment, including the mailing of Accountholder welcome letters, Credit Cards, Credit Agreements and convenience checks.

     SECTION 4.04 PROCEDURES FOR PURCHASES AND CREDITS.

     (a) Consumer Direct Program

          (i)Select Comfort shall deliver copies of the Sales Slip to Green Tree, if requested by Green Tree, within ten (10) business days of Green Tree's request.

          (ii) Select Comfort shall obtain the Accountholder's approval of the Sales Slip once all of the Purchase information is complete. Select Comfort warrants the identity of the Accountholder in all cases. The only recourse regarding this warranty of identity shall be Chargebacks under Section 5.

          (iii) Select Comfort shall obtain the Accountholders name, Account number and the appropriate authorization as described below. Select Comfort shall obtain prior authorization for all Purchases and record the authorization code on the Sales Slip. Authorization may be obtained electronically through the Vision 21 System or by contacting Green Tree at a designated telephone number established for the purpose of issuing authorization under the Program.

     (b) Retail Program.

          (i) Select Comfort shall complete a Sales Slip for each Purchase and imprint or write the Accountholder's name and Account number on the Sales Slip.

          (ii) Select Comfort shall obtain the Accountholder's signature on the Sales Slip once all of the Purchase information is complete. If the Accountholder does not have his/her Credit Card, the signature on the Sales Slip must be reasonably similar to the signature on one form of identification, one with a photograph, provided by the Accountholder. A valid driver's license, military or state identification is required as identification. Select Comfort warrants the identity of the Accountholder in all cases. The only recourse regarding this warranty of identity shall be Chargebacks under Section 5.

          (iii) Select Comfort shall obtain prior authorization for all Purchases and record the authorization code on the Sales Slip. Authorization may be obtained electronically through the Vision 21 System or by contacting Green Tree at a designated telephone number established for the purpose of issuing authorization under the Program.



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

     SECTION 4.05 SETTLEMENT PROCEDURES.

     (a) All sales data as outlined herein will be transmitted by Select Comfort to Green Tree through daily reports ("Daily Reports"). Daily Reports shall include the following: (i) the account number, authorization number, amount and date of each Purchase, (ii) the account number, amount and date for each credit slip issued with respect to the Accounts, and (iii) such other information that Green Tree may reasonably request.

     (b) Green Tree shall pay to Select Comfort the amount of each Purchase for which all of the proper supporting documentation, as mutually agreed to, has been provided less any applicable standard, promotional and returned merchandise discounts. Green Tree shall be entitled to set off against amounts due to Select Comfort for Purchases the amount of any credit slips issued for Purchases and any Chargebacks pursuant to Section 5 hereof. Funds due to Select Comfort for Purchases hereunder shall be forwarded to Select Comfort via the Automated Clearing House System no later than the next business day after all of the conditions to funding described herein have been met.

     (c) Green Tree and Select Comfort shall cooperate in resolving any disputes regarding amounts set forth in the Daily Reports or the supporting documentation. Green Tree shall be entitled to withhold payment for the disputed portion of any Daily Report, or for any Purchase for which the supporting documentation, in Green Tree's reasonable opinion, is incomplete or unsatisfactory.

     SECTION 4.06 DISPUTE RESOLUTION PROCEDURES. Select Comfort shall cooperate with Green Tree to promptly resolve any Accountholder Product related dispute. Green Tree will notify Select Comfort via fax upon receipt of the Accountholder dispute. Select Comfort will have twenty calendar days to settle or resolve the dispute. Failure to resolve or settle the dispute based on a bona fide claim or defense to the total satisfaction of the Accountholder will result in a Chargeback pursuant to Section 5 hereof after consideration of Select Comfort's published return and warranty policies.

SECTION 5.  CHARGEBACK

     SECTION 5.01 CHARGEBACK RIGHTS. Green Tree shall have the right, at its option, to Chargeback to Select Comfort the amount of any Purchase if:

     (a) Any  Presentment  Warranty made by Select  Comfort  pursuant to Section
6.01 proves to be false or inaccurate in any respect, after a reasonable investigation by Green Tree;

     (b) The Accountholder asserts any claim or defense against Green Tree as a result of any act or omission of Select Comfort that violates any applicable law, statute, ordinance, rule or regulation, after a reasonable investigation by Green Tree;

     (c) The Accountholder disputes the amount or existence of such Account with respect to such Purchase or the Accountholder refuses to pay (including by exercise of its right under the Fair Credit Billing Act or other similar law to require Green Tree to credit its Account), alleging dissatisfaction with the Products received, a breach of any warranty or representation by Select Comfort in connection with the transaction, or an offset or counterclaim against Green Tree


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

based on an act or omission of Select Comfort, after a reasonable investigation by Green Tree and after consideration of Select Comfort's published return and warranty policies; or

     (d) Select Comfort did not materially comply with the operating procedures outlined in Section 4 herein.

     SECTION 5.02 LIMITATION OF CHARGEBACK RIGHTS. In its reasonable discretion Green Tree may compromise and settle any claim made by any Accountholder if such claim may give Green Tree a right to Chargeback up to the face amount of any Sales Slip. In the event of any such compromise or settlement, Green Tree shall adjust the Accountholder's Account and Green Tree's right to Chargeback shall be limited to the actual amount so compromised.

     SECTION 5.03 EXERCISE OF CHARGEBACK. If Green Tree exercises its right of Chargeback, Green Tree shall have the right to off set the amount of the Chargeback against any amounts due Select Comfort under this Agreement or, if Chargebacks exceed sums due Select Comfort, Green Tree may demand immediate payment from Select Comfort for the full amount of such excess. If any Purchase is charged back, Green Tree shall assign, without recourse, all right to payment for such Purchase to Select Comfort upon the request of Select Comfort free and clear of right, claim of title or lien. Green Tree will provide reasonable documentation in connection with all Chargebacks.

     SECTION 5.04 FRAUD LOSSES. Chargebacks to Select Comfort due to fraud shall be limited to xx% of the Chargeback amount. Select Comfort shall be responsible for xx% of all Chargebacks due to fraud for those Chargebacks which are in excess of xxxxxxxxxx of the average annual outstanding portfolio balance in any program year, calculated on an annual basis.

[Portions of this section have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. A copy of this Exhibit with the portions intact has been filed separately with the Securities and Exchange Commission]

SECTION 6.  WARRANTIES AND COVENANTS

     SECTION 6.01 PRESENTMENT WARRANTIES. Select Comfort represents and warrants to Green Tree with respect to each Purchase (the following shall be deemed restated, renewed and reaffirmed with respect to each Purchase presented to Green Tree for approval and settlement):

     (a)that the Sales Slip represents a bona fide sale and was actually executed by the person named therein as Accountholder;

     (b)that the signature on the Sales Slip for sales on the Retail Program appears reasonably similar to the signature of the Accountholder on Credit Card or the signature on other valid identification examined by Select Comfort;

     (c)that the Sales Slip for sales on the Retail Program has not been materially altered;

     (d)that the Accountholder is of legal age and competent to open an Account;



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

     (e)that the Products are accurately described on the Sales Slip and any Products described therein have been delivered into the possession of the Accountholder and any Products described therein have been fully performed to the Accountholder's satisfaction;

     (f)that the transaction, including prior authorization, was conducted by Select Comfort in accordance with the operating procedures set forth in Section 4 above (as same may be revised from time to time in accordance with Section 4 or Section 10.04);

     (g)that the account number, name of Accountholder and authorization number have been printed on each Sales Slip;

     (h)that Select Comfort has not received, directly or indirectly, and will refuse to accept, any reimbursement, payment or trade-in for the charges listed on such Sales Slip (other than from Green Tree) and has not and will not, either directly or indirectly, take or grant any right or security interest in any Sales Slip or credit slip (other than to Green Tree) which is the subject of the transaction;

     (i)that the transaction was conducted by Select Comfort in accordance with all applicable laws and regulations that pertain to the sale of Products by Select Comfort;

     (j)there is no fact nor any claim or defense of any Accountholder that would impair the validity, enforceability, or collectability of the obligation of the Accountholder evidenced by the Sales Slip except to the extent that such claim or defense was the result of any act or omission of Green Tree as outlined in Section 9.01;

     (k)that Select Comfort has full and complete title to the Products subject only to the rights of the Accountholder which exist by virtue of the Account;

     (l)that there have been no representations or warranties made to the Accountholder which are not contained in the Sales Slip other than Select Comfort's standard warranties and return policies; and in the event Select Comfort breaches a standard warranty, Select Comfort will cure the breach within twenty (20) calendar days of notice of the breach;

     (m) Select Comfort shall, within five (5) business days of its receipt, provide Green Tree with a copy of any written complaint from any customer relating to any Sales Slip;

     (n)Except as provided below, or unless Green Tree is obligated to Select Comfort under section 9.01, Select Comfort shall indemnify Green Tree and hold it harmless from and against all losses, cost, damage, and expense, including reasonable attorney's fees, at any time incurred by Green Tree because of any violation of state or Federal law or regulation or other illegal or actionable conduct; (i) resulting from acts or omissions by Select Comfort, its employees or its agents in connection with the sale of any Products, or (ii) resulting from the documents used in connection with the transaction, including but not limited to documents given to Accountholder pertaining to warranties, service agreements, credit disclosures, insurance, and sales, application and contracts forms, or (iii) resulting from any liability Green Tree incurs by reason of the Notice included on the Credit Agreement which is required by FTC Trade
Regulation Rule regarding Buyer's Claims and Defenses. However, Select Comfort liability for sufficiency of document contents does not apply to any document provided by Green Tree, but shall apply to any other failures or omissions by Select Comfort or its agents related to any such document furnished by Green Tree, including, but not limited to Select Comfort's failure in completing any such document, or properly delivering copies to Accountholders as instructed by Green Tree;

     (o)Select Comfort owns the Sales Slip free from any claims, liens, security interest or other encumbrances.

     SECTION 6.02 PROGRAM COVENANTS. Select Comfort covenants to do the following during the term of this Agreement with respect to the operation of the
Program:

     (a)Select Comfort shall cooperate with Green Tree promptly to resolve all disputes with Accountholders.

     (b)Select Comfort shall maintain a fair and equitable policy for the exchange and return of Products and adjustment for Products rendered or not rendered and shall promptly deliver a credit to the Accountholder and include credit for each return in the Daily Reports furnished pursuant to Section 4.05 hereof.

     (c)Select Comfort shall not seek or obtain any special agreement or condition from, nor discriminate in any way against, any Accountholder with respect to the terms of any transaction.

     SECTION 6.03 GENERAL REPRESENTATIONS AND WARRANTIES OF SELECT COMFORT. Select Comfort makes the following representations and warranties to Green Tree, each and all of which shall survive the execution and delivery of this Agreement, and each and all of which shall be deemed to be restated and remade on each day on which any Account is opened, any Purchase is presented for settlement pursuant to Section 4.05, or any action is taken with respect to the
Program:

     (a)CORPORATE EXISTENCE. Select Comfort (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota;
(ii) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under lease, and to conduct its business as now conducted and hereafter contemplated to be conducted; (iv) has all necessary licenses, permits, consents, or approvals required for the conduct of its business; and (v) is in compliance with its certificate of incorporation and bylaws.

     (b)CORPORATE POWER, AUTHORIZATION; ENFORCEABLE OBLIGATION. The execution, delivery, and performance of this Agreement and all instruments and documents to be delivered by Select Comfort hereunder: (i) are within Select Comfort's corporate power; (ii) have been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required; (iii) do not and will not contravene any provisions of Select Comfort's certificate of incorporation or bylaws; (iv) will not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Select Comfort is a party or by which Select Comfort or any of its assets or property are bound; and (vi) do not require any filing or registration with, or the consent or approval of, any governmental body, agency, authority, or any other person which has not been made or obtained previously, copies of which have been provided to Green Tree. Green

Tree consents that Select Comfort may file a copy of this Agreement with the Security and Exchange Commission if it deems necessary. The Agreement has been duly executed and delivered by Select Comfort and constitutes a legal, valid, and binding obligation of Select Comfort enforceable against Select Comfort in accordance with it terms.

     SECTION 6.04 PROGRAM COVENANTS OF GREEN TREE. Green Tree covenants to provide and maintain the Vision 21 System computer software required for the Program.

     SECTION 6.05 REPRESENTATIONS AND WARRANTIES OF GREEN TREE. Green Tree makes the following representations and warranties to Select Comfort, each and all of which shall be deemed to be made on each day on which Accounts are opened, Purchase documentation is received for settlement pursuant to Section 4.05, or any action is taken with respect to the Program on or after the Program commencement date established pursuant to Section 2.01:

     (a)CORPORATE EXISTENCE. Green Tree (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
(ii) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under lease, and to conduct its business as now conducted and hereafter contemplated to be conducted; (iv) has all necessary licenses, permits, consents, or approvals required for the conduct of its business; and (v) is in compliance with its articles of incorporation and bylaws.

     (b)CORPORATE POWER, AUTHORIZATION; ENFORCEABLE OBLIGATION. The execution, delivery, and performance of this Agreement and all instruments and documents to be delivered by Green Tree hereunder; (i) are within Green Tree's corporate power; (ii) have been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required; (iii) do not and will not contravene any provision of Green Tree's certificate of incorporation or bylaws; (iv) will not violate any law or regulation or an order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Green Tree is a party or by which any of its assets or property are bound; and (vi) do not require any filing or registration with or the consent or approval of any governmental body, agency, authority, or any other person which has not been made or obtained previously. This Agreement has been duly executed and delivered by Green Tree, and constitutes the legal, valid, and binding obligation of Green Tree, enforceable against Green Tree in accordance with its terms.

     (c) FORMS AND INSTRUCTIONS. The forms, and instruction for completion of such forms and for all action to be taken by Select Comfort in connection with the performance of Green Tree's duties and obligations under this Agreement comply with all applicable federal, state and local laws, and regulations (including laws relating to usury, fees and charges, and rights of recission).

SECTION 7.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     SECTION 7.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

     (a)Either Select Comfort or Green Tree shall fail to make any payment of any amount due pursuant to this Agreement when due and payable or declared due and payable, and the same shall remain unpaid for a period of fifteen (15) days following written notice;

     (b)Either Select Comfort or Green Tree shall fail or neglect to perform, keep, or observe any term, provision, condition, or covenant contained in this Agreement that is required to be performed, kept, or observed by either party, and the same shall remain uncured for a period of thirty (30) days after the other party shall have given written notice thereof.

     (c)Any representation or warranty made or delivered by either Select Comfort or Green Tree or any of its respective officers, employees, agents, or representatives shall not be true and correct in any material respect as of the date when made or reaffirmed;

     (d)Select Comfort shall be acquired (whether by merger, consolidation, change of control, as defined below, or otherwise) by any person not an affiliate of Select Comfort. For purposes of this section "change of control" shall mean any sale of all or substantially all of the assets of an entity (whether in one or a series of transactions) or an entity is merged or consolidated into another corporation or the capital stock of an entity is transferred to a single entity;

     (e)Either Select Comfort or Green Tree shall (i) file a petition seeking relief pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law; (ii) consent to the institution of proceedings pursuant thereto or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrate (or similar official) of either party of any substantial part of its properties; (iii) fail generally to pay its debts as such debts become due; or
(iv) take corporate action in furtherance of any such action; or,

     (f)A material adverse change shall occur in the operations, financial condition, business or prospects of Select Comfort or Green Tree which has impaired or is reasonably likely to impair, the ongoing operation or continued viability of the Program, in each case, as determined by facts in evidence.

     SECTION 7.02 REMEDIES. If any Event of Default shall have occurred and be continuing the non-defaulting party shall have the right to terminate this Agreement in the manner specified in Section 8 hereof.

SECTION 8.  TERM/TERMINATION

     SECTION 8.01 TERM. This Agreement shall continue in full force and effect until the sixtieth month of the Program commencement date (established pursuant to Section 2.01); thereafter, this Agreement shall renew automatically for successive one year terms unless and until terminated by either Select Comfort or Green Tree by written notice to the other party at least 150 days prior to the end of the original or any renewal term.

     SECTION 8.02  TERMINATION  FOR CAUSE.  If an Event of Default under Section
7.01 (a), (b), (c) or (e) shall occur, the non-defaulting party shall have the right immediately to terminate this Agreement upon notice. If an Event of Default under Section 7.01 (d) or (f) shall occur, the non-defaulting party shall have the right to terminate this Agreement with 150 days written notice.

     SECTION 8.03 EFFECT OF TERMINATION. Upon termination, all of the rights and obligation of the respective parties hereto shall cease; provided, however, that the following shall survive the termination of this Agreement: (i) Select Comfort's obligation to reimburse Green Tree for amounts due to Green Tree in connection with the offering of special credit promotions and a grace period on Purchases pursuant to Section 2.03; (ii) Green Tree's obligation to reimburse Select Comfort for any amounts due and payable; (iii) Green Tree's Chargeback rights pursuant to Section 5; and, (iv) the obligations of the parties related to indemnification under Section 9. Upon termination, Green Tree shall cease to honor Purchases and will terminate all privileges related to the Credit Cards. Upon termination, Select Comfort may, at its option purchase from Green Tree all Accounts then outstanding for cash in an amount as mutually agreed to. Upon such payment, Green Tree will assign all such Accounts to Select Comfort without recourse, except that Green Tree warrants that any such Account will not be uncollectable as a result of any act or omission of Green Tree. If this warranty is breached, Green Tree agrees that it will repurchase any such account which is affected by the breach. No other consequence shall occur as a result of a breach of this warranty. Green Tree makes no other warranties regarding these accounts. At any time Green Tree has the right to sell the Accounts to a third party. If at any time Green Tree sells the Accounts to a third party, this shall eliminate Select Comfort's option to purchase the Accounts from Green Tree.

SECTION 9.  INDEMNIFICATION

     SECTION 9.01 BY GREEN TREE. Green Tree shall be liable to and shall indemnify and hold harmless Select Comfort and its officers, directors and employees from and against any Losses, as defined below, arising out of the intentional or negligent act or omission of Green Tree in the performance of its duties and obligations under this Agreement or its failure to comply with the terms of this Agreement or any applicable laws or regulations applicable to it or as it applies to forms provided to Select Comfort by Green Tree. Green Tree shall indemnify Select Comfort for any products offered or sold by Green Tree.

     SECTION 9.02 BY SELECT COMFORT. Except as limited by section 5 hereto, Select Comfort shall be liable to and shall indemnify and hold harmless Green Tree and its officers, directors and employees from and against any Losses, as defined below, arising out of the intentional or negligent act or omission of Select Comfort in the performance of its duties or obligations under this Agreement or its failure to comply with the terms of this Agreement or any applicable laws or regulations applicable to it. Select Comfort shall not indemnify Green Tree for any Losses that result from any products or services offered or sold by Green Tree.

     SECTION 9.03 GENERAL. Select Comfort and Green Tree shall promptly notify the other of any claim, demand, suit or threat of suit of which it becomes aware (except with respect to a threat of suit either party might institute against the other) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying party will be entitled to participate in the settlement or defense thereof and, if the indemnifying party elects, to take over and control the settlement or defense thereof with counsel satisfactory to the indemnified party.

In any case, the indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit or proceeding. For purposes of this Section 9, the term "Losses" shall mean any losses, damages, costs and expenses, liabilities, settlements, including, without limitation, any attorneys' fees and disbursements and court costs reasonably incurred by Green Tree or Select Comfort, as the case may be but shall exclude lost business or future business.

SECTION 10.  MISCELLANEOUS

     SECTION 10.01 INDEPENDENT CONTRACTORS. In performing their respective responsibilities under this Agreement, Green Tree and Select Comfort are independent contractors. This Agreement is not intended to create and shall not be construed to create, a relationship of partner or joint venturer or an association for profit between Green Tree and Select Comfort.

     SECTION 10.02 FINANCIAL STATEMENTS. At least annually or more often if requested by Green Tree, Select Comfort shall provide Green Tree with audited balance sheets and profit and loss statements and make available to Green Tree's representatives such other financial information as may be reasonably requested by Green Tree. Select Comfort understands and agrees that Green Tree may verify any financial information provided by Select Comfort and may, from time to time, seek credit and other information concerning Select Comfort from others. Select Comfort has the right to reasonably audit records and Account information with respect to Program at Select Comfort's expense and on Green Trees premises during normal business hours.

     SECTION 10.03 ASSIGNMENT; DELEGATION OF DUTIES. Without the express written consent of the other party, neither Select Comfort nor Green Tree may assign this Agreement or delegate any of its duties hereunder except that (a) either Select Comfort or Green Tree may delegate such duties to any party which is then a wholly owned subsidiary of the delegating party or a corporation under common control with the delegating party, (b) Green Tree may assign this Agreement to a wholly owned subsidiary, and (c) Green Tree may contract with a bank or other financial institution in structuring the Program and in connection with such contract may assign this Agreement or delegate duties to such financial institution to the extent Green Tree deems necessary or desirable, but Green Tree shall remain primarily obligated to Select Comfort notwithstanding any assignment or delegation.

     SECTION 10.04 AMENDMENT. Subject to the right of Green Tree to amend and supplement the operating procedures pursuant to Section 4.01 hereof, this Agreement may not be amended except by written instrument signed by both Green Tree and Select Comfort.

     SECTION 10.05 NON-WAIVER. No delay by Select Comfort or Green Tree hereto in exercising any of its rights hereunder or partial or single exercise of such rights, shall operate as a waiver of that or any other right. The exercise of one or more of Select Comfort's or Green Tree's rights hereunder shall not be a waiver of, nor preclude the exercise of, any rights or remedies available to such party under this Agreement or in law or equity.

     SECTION 10.06 SEVERABILITY. If any provision of this Agreement is held to be invalid, void or unenforceable, all other provisions shall remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

     SECTION 10.07 GOVERNING LAW. This Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the substantive laws of the State of Minnesota.

     SECTION 10.08 ENTIRE AGREEMENT. This Agreement, including any addenda or exhibits, constitutes the entire Agreement between Green Tree and Select Comfort with respect to the Program and any matters relating thereto and all prior agreements, negotiations and communications on such subject are hereby superseded.

     SECTION 10.09 CAPTIONS. Captions used in this Agreement are for convenient reference only and shall not be construed as limiting or defining the substantial content of this Agreement.

     SECTION 10.10 USE OF SELECT COMFORT NAME AND MARK. Select Comfort hereby expressly gives Green Tree permission to use its name, logo, registered trademarks and service marks (if any) in connection with the promotion of the Program.

     SECTION  10.11  RECOUPMENT.  All  financial  dealings  between  the parties
pursuant  to  this  Agreement  shall  be  considered  as  a  single   continuing
transaction, and subject to the doctrines of setoff and recoupment.

     SECTION 10.12 NOTICES. Except as otherwise provided in this Agreement, all notices, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by facsimile, other electronic means or nationally recognized overnight courier service addressed to the party to whom such notice or other communication is to be given or made at such party's address as set forth below, or to such other address as such party may designate in writing to the other party from time to time in accordance with the provisions hereof, and shall be deemed given when personally delivered, when sent electronically or one (1) business day after being sent by overnight courier.

To Green Tree:

        Green Tree Financial Corporation
        332 Minnesota Street, Suite 600
        St. Paul, Minnesota  55102
        Attention:  Bruce Crittenden
        Facsimile: 800.488.6862

        with copies to:

        Green Tree Financial Corporation
        1100 Landmark Towers
        345 Saint Peter Street
        St. Paul, Minnesota 55102
        Attention:  Joel Gottesman, Esq.
        Facsimile: 612.293.5746

To Select Comfort:

        Select Comfort
        6105 Trenton Lane North
        Minneapolis, Minnesota 55442
        Attention:   Corporate Controller
        Facsimile:  (612) 551-7826

     SECTION 10.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of multiple counterparts, all of which shall constitute but one and the same original.

     IN WITNESS WHEREOF, Green Tree and Select Comfort have hereunto set their hands as of the date first written above.

GREEN TREE FINANCIAL CORPORATION                  SELECT COMFORT CORPORATION


By:  /s/Mark A. Shepherd                          By:  /s/Jim Raabe

Its: Executive Vice President                     Its: Chief Financial Officer

                                    Exhibit A

                      Fees, Discounts, Charges and Targets

[Portions of this Exhibit A have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. A copy of this Exhibit A with the portions intact has been filed separately with the Securities and Exchange Commission]

Subject to the provisions of Section 2.02 and Section 2.03 of the Revolving Credit Program Agreement ("Agreement") to which this Exhibit A is attached, and applicable law, the following shall be the initial fees, discounts, charges and targets applicable under the Program. Capitalized terms used but not defined in this Exhibit A shall have the meaning given such terms in the Agreement.

(a)  TARGET LOSS RATE FOR RETAIL PROGRAM: xx%

(b)  TARGET LOSS RATE FOR CONSUMER DIRECT PROGRAM: xx%

(c)  CONSUMER DIRECT PROGRAM STANDARD DISCOUNT FEE: xx%

(d)  RETAIL PROGRAM STANDARD DISCOUNT FEE: xxxxxxxxxx

(e) CONSUMER DIRECT PROGRAM PROMOTIONAL DISCOUNT FEE: For promotional financing options offered under the Consumer Direct Program, Select Comfort shall pay Green Tree the following discount fees in addition to the Standard Discount Fee at the time of settlement for each Purchase:

     i. 90 days no payments, no interest, the discount fee is xxxxxxx% of the Purchase
     ii. 120 days no payments, no interest the discount fee is xxxxxxx% of the Purchase
     iii. 150 days no payments, no interest, the discount fee is xxxxxxx% of the Purchase
     iv. 180 days no payments, no interest the discount fee is xxxxxxx% of the Purchase
     v. 210 days no payments, no interest, the discount fee is xxxxxxx% of the Purchase
     vi. 240 days no payments, no interest the discount fee is xxxxxxx% of the Purchase
     vii. 270 days no payments, no interest the discount fee is xxxxxxx% of the Purchase

(f) RETAIL PROGRAM PROMOTIONAL DISCOUNT FEE: For promotional financing options offered under the Retail Program, Select Comfort shall pay Green Tree the following discount fees in addition to the Standard Discount Fee at the time of settlement for each Purchase:

     i. 90 days no payments, no interest, the discount fee is xxxxxxx% of the Purchase
     ii. 120 days no payments, no interest the discount fee is xxxxxxx% of the Purchase
     iii. 150 days no payments, no interest, the discount fee is xxxxxxx% of the Purchase
     iv. 180 days no payments, no interest the discount fee is xxxxxxx% of the Purchase
     v. 210 days no payments, no interest, the discount fee is xxxxxxx% of the Purchase
     vi. 240 days no payments, no interest the discount fee is xxxxxxx% of the Purchase
     vii. 270 days no payments, no interest the discount fee is xxxxxxx% of the Purchase

(g)  CONVENIENCE USAGE CHARGE: xxxxxxxx

(h) RETURNED MERCHANDISE DISCOUNT FEE: In addition to any other fees or discounts, a discount of xxxxxxx shall be added to all sales under the Program. Any discounts under paragraphs (c), (d), (e), (f) or (h) shall be refunded to Select Comfort for all purchases returned under Select Comfort's return policies. This discount is based on an average return rate of xxxxxxxx% and an average time from date of Purchase to return of 70 days. This discount may be adjusted quarterly on a pro rata basis based solely on the changes in the assumptions as outlined above.

(i)  FORMS FEE: xxxxxxxx

(j)  CHARGEBACK FEE: xxxxxxxx

(k)  INSERT FEE: xxxxxxxx

For a Purchase to qualify under a promotional financing option, the Purchase must be at least $250.00.

Discount fees on the promotional financing options can also be adjusted upward or downward as the case may be following the first anniversary of the Program commencement date and on an annual basis thereafter. Any adjustments will be based on the one year London Interbank Offered Rates ("LIBOR") as of the Program commencement date. For each 10 basis point increase in the LIBOR, the discount fee for each 30 day period on promotional financing options will be increased by xxxxxxx. Decreases to the one year LIBOR will have the opposite effect.

Targeted Loss Rates are advisory only and do not represent a warranty or covenant of Green Tree. Failure to meet targeted Loss Rates shall not be a condition of Default under this Agreement. Green Tree warrants that if actual Loss Rates vary materially from Targeted Loss Rates, it will use best efforts to adjust credit scoring/approval methods and/or Program discounts accordingly for future applications/Purchases.